Exhibit (h)(7)(o)

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 26th day of February, 2020, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a.	reflect the liquidation of MainStay MacKay Emerging Markets Equity Fund effective February 26, 2020; and

b.	change the name of MainStay Large Cap Growth Fund to MainStay Winslow Large Cap Growth Fund effective February 28, 2020.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:       /s/ Jack R. Benintende_________________

Name:  Jack R. Benintende

Title:    Treasurer and Principal Financial

Accounting Officer

MAINSTAY FUNDS TRUST

By:       /s/ Jack R. Benintende_________________

Name:  Jack R. Benintende

Title:    Treasurer and Principal Financial

Accounting Officer

MAINSTAY VP FUNDS TRUST

By:       /s/ Jack R. Benintende_________________

Name:  Jack R. Benintende

Title:    Treasurer and Principal Financial

Accounting Officer

NYLIM SERVICE COMPANY LLC

By:       /s/ Jack R. Benintende_________________

Name:  Jack R. Benintende

Title:    President

2

SCHEDULE A

Effective Date: February 26, 2020
(unless otherwise indicated)

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay Infrastructure Bond Fund

MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund

MainStay MAP Equity Fund

MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund
    Name change effective February 28, 2020
    (formerly MainStay Large Cap Growth Fund)

MainStay VP Funds Trust

MainStay VP MacKay Convertible Portfolio – Service Class

MainStay VP MacKay Convertible Portfolio – Service 2 Class

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay Conservative Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Cushing Renaissance Advantage Fund

MainStay Cushing Energy Income Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund
MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay Intermediate Tax Free Bond Fund

MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Short Term Municipal Fund

MainStay MacKay Small Cap Core Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund

3